Financial Results for the First Quarter of the Fiscal Year Ending December 31, 2014 [US GAAP] [Non-consolidated]

May 15, 2014

Company name	Acucela Inc.
Stock exchange listing	Tokyo Stock Exchange Mothers Market (Foreign Stocks)
Code number	4589
URL	http://www.acucela.jp/
Representative	Ryo Kubota
Chairman, President and CEO
Attorney-in-fact	Baker & McKenzie (Gaikokuho Joint Enterprise)
Ken Takahashi (Telephone: 03-6271-9900)
Contact	Tomomi Sukagawa, Director of Investor Relations and Communications
Japan Office, Acucela Inc.
(Telephone: 03-5789-5872)
Scheduled date of quarterly report submission	June 13, 2014
Scheduled date of dividend payment commencement	—
Supplementary materials for quarterly financial results	No
Earnings announcement for quarterly financial results	No

(Figures rounded down to the nearest thousand)

1. Financial Results for the Three Months Ended March 31, 2014 in FY2014 (January 1, 2014 to March 31, 2014)

(1)	Operating Results (cumulative)

(Unit: US$ in thousands (JPY in thousands), % change from the previous fiscal year)

	Revenues from collaborations (Note 1)		Operating income		Income before income tax		Net Income
FY2014 Q1	10,546 (1,085,394)	-34%	215 (22,128)	-96%	242 (24,908)	-96%	54 (5,560)	-99%
FY2013 Q1	15,980 (1,644,661)	67%	5,720 (588,703)	—	5,704 (587,057)	—	3,711 (381,938)	—

(Note 1) This financial statement line item was presented as "Revenue from collaborations with a related party" in FY 2013 annual Kessan-Tanshin. The change was because Otsuka Pharmaceutical's percentage of ownership decreased due to our IPO, and it became less than 10% as of March 31, 2014; therefore, it was not considered as a related party per US GAAP.

(Note 2) Comprehensive (loss) income: FY2014 Q1 (US$54 thousand) ((JPY 5,557 thousands)) (-101.5%); FY2013 Q1 US$3,709 thousand (JPY 381,733 thousands) ( - )

(Unit: US$ (JPY), except for %)

	Basic earnings per share	Diluted earnings per share
FY2014 Q1	0.00 (0)	0.00 (0)
FY2013 Q1	0.08 (8)	0.08 (8)

(2) Financial Position

(Unit: US$ in thousands (JPY in thousands), except for % and per share data)

	Total assets	Net assets	Shareholders’ equity	Shareholders’ equity ratio

As of March 31, 2014	193,384 (19,903,079)	185,317 (19,072,826)	185,317 (19,072,826)	96%
As of December 31, 2013	54,048 (5,562,615)	31,124 (3,203,280)	31,124 (3,203,280)	58%

Note: The original financial statements of the Company for FY2014 Q1 and FY2013 Q1 are expressed in U.S. dollar. Amounts as to operating results and financial position in parentheses are converted amounts (JPY in thousands except for per share amounts (JPY)) at the rate of 1 USD = 102.92, which were the TTM rates quoted by The Bank of Tokyo-Mitsubishi UFJ, Ltd. on March 31, 2014 for the sake of convenience.

2. Dividends

(Unit: US$ (JPY), except for %)	Annual dividend per share
	First Quarter	Second Quarter	Third Quarter	Year-end	Total
FY2013	—	—	—	—	—
FY2014	—	—	—	—	—
FY2014 (forecasts)	—	—	—	—	—

(Note) Revisions to dividends forecast most recently announced: None

3. Projected Financial Results for FY 2014 (January 1st, 2014 to December 31st, 2014)
(Unit: US$ in thousands (JPY in thousands) except for per share amounts, % change from the previous fiscal year/previous half year)

	Revenues from collaborations (Note 1)		Operating Income		Income before income tax		Net Income		Net income per share
Half Year (accumulated)	29,683 (3,054,974)	10%	401 (41,270)	-93%	208 (21,407)	-96%	127 (13,070)	-97%	0.01 (1)
Full Year	61,840 (6,364,572)	17%	836 (86,041)	-88%	433 (44,564)	-94%	264 (27,170)	-94%	0.02 (2)

(Note 1) This financial statement line item was presented as "Revenue from collaborations with a related party" in FY 2013 annual Kessan-Tanshin. The change was because Otsuka Pharmaceutical's percentage of ownership decreased due to our IPO, and it became less than 10% as of March 31, 2014; therefore, it was not considered as a related party per US GAAP.

(Note 2) Revisions to projected financial forecast most recently announced: None

Note: Earnings forecast of the Company is based on U.S. dollar amounts. As to the earnings forecast for FY 2014, amounts in parenthesis are converted amounts (JPY in thousands except for per share amounts (JPY)) at the rate of 1 USD = 102.92, which were the TTM rates quoted by The Bank of Tokyo-Mitsubishi UFJ, Ltd. on March 31, 2014 for the sake of convenience.

4. Others

(1) Changes in significant subsidiaries during the period (changes in specified subsidiaries resulting in a change in scope of consolidation): Not Applicable

(2) Adoption of simplified accounting method or specific accounting methods: Yes. Please see 2. Information for the Summary Information -Others (2) Adoption of accounting methods specific to quarterly financial statements.

(3) Changes in accounting principles, procedures, and the method of presentation
(i) Changes caused by revision of accounting standards, etc: None
(ii) Changes other than (i): None

(4) Number of shares issued and outstanding (common stock)

1) Number of shares issued and outstanding as of the end of the reporting period (including treasury stock):

FY2014 Q1    35,640,996 shares
FY2013     11,971,728 shares
2) Number of shares of treasury stock as of the end of the reporting period:

FY2014 Q1    none
FY2013     none

3) Average number of shares outstanding during the reporting period accumulated:

FY2014 Q1    23,806,362 shares
FY2013 Q1    11,930,465 shares

* Implementation status of quarterly review procedures
This quarterly financial report is exempt from quarterly review procedures as stipulated under the Financial Instruments and Exchange Act of Japan

* Disclaimer Regarding Forward-Looking Statements and Other Items of Note
Forecasts and other forward-looking statements included in this report are based on information currently available and certain assumptions that the Company deems reasonable. Actual performance and other results may differ significantly due to various factors.

TABLE OF CONTENTS

1. Qualitative Information for the First Quarter of FY2014	1

(1) Qualitative Information on Operating Results	1
(2) Qualitative Information on Financial Condition	3
(3) Qualitative Information on Operating Results Forecast	4

2. Information for the Summary Information -Others	4

(1) Changes in significant subsidiaries during the period	4
(2) Adoption of accounting methods specific to quarterly financial statements	5
(3) Changes in accounting policies, changes in accounting estimates and restatements of prior period financial statements due to error correction	5

3. Quarterly Financial Statements and Other Information	8

(1) Balance Sheets	8
(2) Statements of Income	9
(3) Statement of Comprehensive (Loss) Income	10
(4) Statement of Shareholders' Equity	11
(5) Statements of Cash Flow	12
(6) Notes regarding Assumption of Going Concern	13
(7) Note regarding Significant Changes in the Amount of Shareholders' Equity	13
(8) Notes on the Financial Statements	13

(Note) Translation from USD into Japanese Yen in this document has been made at JPY102.92 = US$1 (TTM rates quoted by The Bank of Tokyo-Mitsubishi UFJ, Ltd. on March 31, 2014).

1. Qualitative Information for the First Quarter of FY2014

(1) Qualitative Information on Operating Results

Comparison of Three Months Ended March 31, 2014 to Three Months Ended March 31, 2013
Revenue from collaborations. Revenue from collaborations totaled approximately $10.5 million (JPY 1,080 million) in the year ended March 31, 2014, representing a decrease of approximately $5.4 million (JPY 555 million), or 34.0%, as compared to the prior year. Although activity under our Emixustat Agreement associated with the Phase 2b/3 clinical trial increased during 2014, there was a net $1.4 million (JPY 144 million) decrease in current year revenue related to emixustat due to the receipt in the prior year period of a $5.0 million (JPY 514 million) milestone payment associated with the initiation of the Phase 2b/3 clinical trial. We incurred a $3.1 million (JPY 319 million) decrease in revenues under the Rebamipide Agreement due to termination of the Rebamipide Agreement in September 2013 as well as a $0.9 million (JPY 92 million) decrease in revenue related to the completion of the Phase 1/2 study for OPA-6566.
We also prepare financial information related to clinical programs for various purposes. Our clinical programs consist of the following categories: Proprietary, which includes emixustat (program under the Emixustat Agreement); and In-Licensed, which includes rebamipide (program under the terminated Rebamipide Agreement) and OPA-6566 (program under the Glaucoma Agreement).
The following table presents revenues for clinical programs (in thousands, except percentages):

	Three months ended March 31,		2013 to 2014 $ Change	2013 to 2014 % Change
	2014	2013
Proprietary	$10,538	$11,915	$(1,377)	(11.6)%
	(1,084,571)	(1,226,292)	((141,721))
In-Licensed(1)	8	4,065	(4,057)	(99.8)%
	(823)	(418,369)	((417,546))
Total	$10,546	$15,980	$(5,434)	(34.0)%
	(1,085,394)	(1,644,661)	((559,267))

(1)	For the three months ended March 31, 2014 and 2013, the majority of In-Licensed revenue was attributable to the Rebamipide Agreement.
Proprietary. Revenues from clinical programs under the Emixustat Agreement decreased by $1.4 million (JPY 144 million) for the three months ended March 31, 2014, or 11.6%, as compared to the prior year. The decrease was due primarily to the receipt of a milestone payment of $5.0 million (JPY 514 million) associated with the initiation of that trial in the prior year period.
In-Licensed. Revenues from In-Licensed clinical programs decreased by $4.1 million (JPY 421 million) for the three months ended March 31, 2014, or 99.8%, as compared to the prior year. The decrease was due primarily to a $3.1 million (JPY 319 million) decrease in revenues under the Rebamipide Agreement due to termination of the Rebamipide Agreement in September 2013. In September 2013, Otsuka terminated the Rebamipide Agreement for the reason that the primary end points were not met in the Phase 3 clinical trial. Accordingly, for the foreseeable future, we expect that our revenue from In-Licensed clinical programs will be materially lower than 2013 levels as a result of the termination of this agreement.
Research and development expense. Research and development expense for the three months ended March 31, 2014 totaled approximately $8.0 million (JPY 823 million) , representing a decrease of approximately $0.2 million (JPY 20 million) or 1.9%, as compared to the prior year. The overall decrease in research and development expense was due to a decrease in expenses related to clinical programs under the Glaucoma Agreement due to the completion of the Phase 1/2 study for OPA-6566 which declined $0.7 million (JPY 72 million) compared to the prior year period, and a decrease of 2.1 million (JPY 210 million) compared to the prior year period due to the termination of the Rebamipide Agreement in September 2013. The decrease was partially offset by a $3.0 million (JPY 308 million) increase in expenses associated with emixustat due to the initiation and conduct of the Phase 2b/3 clinical trial. The expenses related to internal research decreased $0.4 million (JPY 41 million) due to our strategic restructuring.
In addition to the foregoing presentation, we also prepare financial information related to our clinical programs and internal research program for various purposes. Our clinical programs consist of the following categories: Proprietary, which includes emixustat (program under the Emixustat Agreement); In-Licensed, which includes rebamipide (program under the recently terminated Rebamipide Agreement) and OPA-6566 (program under the Glaucoma Agreement); and Internal Research, which consists of costs and expenses associated with our discovery research activities related primarily to our VCM compounds.
The following table presents our research and development expenses for clinical programs and internal research programs: (in thousands, except percentages):

	Three months ended March 31,		2013 to 2014 $ Change	2013 to 2014 % Change
	2014	2013
Proprietary	$7,680	$4,689	$2,991	63.8%
	(790,426)	(482,592)	(307,834)
In-Licensed(1)	22	2,778	(2,756)	(99.2)%
	(2,264)	(285,911)	((283,647))
Internal Research	268	661	(393)	(59.5)%
	(27,582)	(68,030)	((40,448))
Total	$7,970	$8,128	$(158)	(1.9)%
	(820,272)	(836,533)	((16,261))

(1)	For the three months ended March 31, 2014 and 2013, respectively, the majority of In-Licensed expenses were attributable to rebamipide.
Proprietary. Research and development expense related to clinical programs under the Emixustat Agreement increased $3.0 million (JPY 308 million) for the three months ended March 31, 2014, or 63.8%, as compared to the prior year. The increase was due primarily to development activity associated with the initiation and conduct of the Phase 2b/3 study for emixustat.
In-Licensed. Research and development expense related to In-Licensed clinical programs decreased $2.8 million (JPY 288 million) in the three months ended March 31, 2014, or 99.2%, as compared to the prior year, due to the termination of the Rebamipide Agreement in September 2013. In September 2013, Otsuka terminated the Rebamipide Agreement for the reason that the primary end points were not met in the Phase 3 clinical trial. Accordingly, for the foreseeable future, we expect that our expenses from In-Licensed clinical programs will be materially lower than 2013 levels as a result of the termination of this agreement.
Internal Research. Research and development expense under our discovery research activities for the three months ended March 31, 2014 decreased $0.4 million (JPY 41 million) due to our strategic restructuring in January 2014.
General and administrative expense. General and administrative expenses for the three months ended March 31, 2014 totaled approximately $2.4 million (JPY 247 million) , representing an increase of approximately $0.2 million (JPY 20 million) or 10.7%, as compared to the prior year. The increase was due primarily to costs related to becoming a public company.
Income tax expense. Income tax expense for the three months ended March 31, 2014 totaled approximately $0.2 million (JPY 20 million). Income tax expense was approximately $2.0 million (JPY 205 million) for the three months ended March 31, 2013. This represented effective tax rates of 78% and 35% in 2014 and 2013, respectively. The difference between the U.S. federal statutory rate of 34% and our effective tax rate in 2014 was due primarily to permanent differences in book and tax earnings for stock options, meals and entertainment, and other miscellaneous items. In 2013, there were no individual items representing a greater than 5% impact on effective tax rate.
Net income attributable to common shareholders. Please see Per Share Information in Notes on the Financial Statements.

(2) Qualitative Information on Financial Position

Prior to our IPO, we funded our operations primarily from the issuance of convertible preferred stock and contingently convertible debt and, since 2009, from cash generated from operations. Our need for cash has been limited due to Otsuka’s funding of development activities and our receipt of milestone payments from Otsuka. On February 13, 2014, upon the closing of our IPO, we issued and sold 9,200,000 shares of common stock at approximately $17.72 (JPY 1,823) per share and received net proceeds of $142.0 million (JPY 14,614 million) (after underwriting discounts and commissions and offering costs). As a result of the IPO, all preferred stock and contingently convertible debt converted to common stock.
As of March 31, 2014 and December 31, 2013, we had cash, cash equivalents and investments of $172.7 million (JPY 17,774 million) and $32.4 million (JPY 3,334 million), respectively. Cash and cash equivalents include all short-term, highly liquid investments with an original maturity of three months or less at the date of purchase. Cash equivalents consist of money market funds, municipal bonds, and corporate debt securities. Short-term investments as of March 31, 2014 and December 31, 2013 were comprised of commercial paper, corporate debt securities, and certificates of deposit. Investments with maturities between three months and one year at the date of purchase are classified as short-term investments. Amounts on deposit with third-party financial institutions may exceed the applicable Federal Deposit Insurance Corporation and the Securities Investor Protection Corporation insurance limits, as applicable.
The following table shows a summary of our cash flows for the three months ended March 31, 2014 and 2013 (in thousands):

	Three months ended March 31,
	2014	2013
Cash flows used in operating activities	$(7,083)	$11,338
	((728,981))	(1,166,905)
Cash flows used in investing activities	(85,751)	(2,740)
	((8,825,492))	((281,999))
Cash flows provided by financing activities	147,661	93
	(15,197,270)	(9,571)
Cash Flows From Operating Activities
Operating activities used $7.1 million (JPY 730 million) and generated $11.3 million (JPY 1,162 million) of cash and cash equivalents for the three months ended March 31, 2014 and 2013, respectively. In 2014, cash outflow was primarily the result of increases in accounts receivable of $5.0 million (JPY 514 million) due to amounts earned but not yet paid, a $2.1 million (JPY 216 million) decrease in accrued compensation primarily related to payments of accrued bonuses, and decreases in accrued liabilities of $1.3 million (JPY 133 million), partially offset by an increase in account payable of $0.6 million (JPY 61 million). In 2013, cash inflow was the result of $3.7 million (JPY 380 million) of net income, $1.2 million (JPY 123 million) decrease in accounts receivable, $1.3 million (JPY 133 million) increase in deferred taxes and $4.7 million (JPY 483 million) increase in deferred revenue.
Cash Flows From Investing Activities
Net cash used in investing activities in the three months ended March 31, 2014 and 2013 was $85.8 million (JPY 8,830 million) and $2.7 million (JPY 277 million) , respectively. These changes were primarily the result of net purchases of marketable securities.
Cash Flows From Financing Activities
Net cash provided by financing activities in the three months ended March 31, 2014 and 2013 was $147.7 million ( JPY 15,201 million) and $0.1 million (JPY 10 million), respectively. In 2014, cash inflow consisted of net proceeds from our initial public offering. In 2013, cash inflow consisted primarily of activity under our equity plan.
Due to the inherent uncertainty of product development, it is difficult to accurately estimate the cash needed to complete development of our product candidates. However, we expect these costs to continue to be funded by Otsuka pursuant to our development agreements.
We believe that cash from operations and our existing cash and investment balances will be sufficient to fund our ongoing operating activities, working capital, capital expenditures and other capital requirements for at least the next 12 months. Our future capital requirements will depend on many factors, including our rate of revenue growth, the expansion of our research and development activities, the timing and extent of our elections to co-promote product candidates under our collaboration agreements with Otsuka, and the timing of achievement of milestones under our collaboration agreements with Otsuka. Although we are not currently a party to any agreement or letter of intent regarding potential investments in, or acquisitions of, complementary businesses, applications or technologies, we may enter into these types of arrangements, which could require us to seek additional equity or debt financing.

	FY2013 Q1	FY2014 Q1
Stockholders’ equity ratio (%)	53%	96%
Stockholders’ equity ratio based on market prices (%)	621%	283%
Debt to annual cash flow ratio	1.06	–
Interest coverage ratio (times)	–	–

Stockholders' equity ratio: stockholders' equity I total assets
Stockholders' equity ratio based on market prices: market capitalization I total assets
Debt to annual cash flow ratio: interest bearing liabilities I operating cash flows
Interest coverage ratio: operating cash flows I interest payments

(Notes)
1. These indexes are calculated using U.S. GAAP figures.
2. Market capitalization is calculated based on issued and outstanding shares excluding treasury stock. Market price as of March 31, 2014 was used for the calculation.
3. Operating cash flows are the cash flows provided by operating activities on the statements of cash flows.
4, Interest-bearing liabilities include all liabilities on the balance sheets that incur interest.

(3) Qualitative Information on Operating Results Forecast
There are no changes to the earnings projections for the year ending December 31, 2014 released on February 13, 2014

2. Information for the Summary Information -Others

(1) Changes in significant subsidiaries during the period

Not Applicable

(2) Adoption of accounting methods specific to quarterly financial statements

Income taxes are calculated based on the estimated tax rate considering tax effects for the entire fiscal year, which includes this quarterly period.

(3) Changes in accounting policies, changes in accounting estimates and restatements of prior period financial statements due to error correction

Not Applicable

3. Quarterly Financial Statements and Other Information
(1) Balance Sheets
ACUCELA INC.
BALANCE SHEETS
(in thousands)

	December 31,		March 31,
	2013		2014
			Unaudited
	US$	JPY	US$	JPY
Assets
Current assets:
Cash and cash equivalents	13,994	1,440,262	68,821	7,083,057
Investments	14,947	1,538,345	55,359	5,697,548
Accounts receivable from collaborations	10,262	1,056,165	15,253	1,569,838
Deferred tax asset	1,114	114,652	1,116	114,858
Prepaid expenses and other current assets	1,964	202,134	1,781	183,300
Total current assets	42,281	4,351,558	142,330	14,648,601

Property and equipment, net	1,112	114,447	984	101,273
Long-term investment	3,478	357,955	48,531	4,994,810
Long-term deferred tax asset	1,280	131,737	1,195	122,989
Deferred offering costs	5,548	571,000	–	–
Other assets	349	35,918	344	35,406
Total assets	54,048	5,562,615	193,384	19,903,079

Liabilities and shareholders’ equity
Current liabilities:
Current maturities of contingently convertible debt, related party	12,000	1,235,040	–	–
Accounts payable	754	77,601	1,314	135,236
Accrued liabilities	6,579	677,110	5,290	544,446
Accrued compensation	3,269	336,445	1,211	124,636
Deferred rent and lease incentives	267	27,479	245	25,215
Total current liabilities	22,869	2,353,675	8,060	829,533
Commitments
Long-term deferred rent, lease incentives, and others	55	5,660	7	720
Total long-term liabilities	55	5,660	7	720

Shareholders’ equity:
Convertible preferred stock:
Series A, no par value, no shares authorized as of March 31, 2014 and 2,734 shares authorized as of December 31, 2013; issued and outstanding, no shares as of March 31, 2014 and 2,734 shares as of December 31, 2013 (liquidation value of $2,051)	2,051	211,088	–	–
Series B, no par value, no shares authorized as of March 31, 2014 and 17,900 shares authorized as of December 31, 2013; issued and outstanding, no shares as of March 31, 2014 and 17,900 shares as of December 31, 2013 (liquidation value of $13,425)	13,387	1,377,790	–	–
Series C, no par value, no shares authorized as of March 31, 2014 and 31,818 shares authorized as of December 31, 2013; issued and outstanding, no shares as of March 31, 2014 and 11,807 shares as of December 31, 2013 (liquidation value of $12,988)	12,771	1,314,391	–	–
Common stock, no par value, 100,000 shares authorized as of March 31, 2014 and 60,000 shares authorized as of December 31, 2013; issued and outstanding, 35,640 shares as of March 31, 2014 and 11,971 shares as of December 31, 2013	3,654	376,069	185,976	19,140,649
Additional paid-in capital	2,728	280,765	2,862	294,557
Accumulated other comprehensive loss	(7)	(720)	(115)	(11,837)
Accumulated deficit	(3,460)	(356,103)	(3,406)	(350,543)
Total shareholders’ equity	31,124	3,203,280	185,317	19,072,826
Total liabilities and shareholders’ equity	54,048	5,562,615	193,384	19,903,079
See accompanying notes to financial statements.

(2) Statements of Income

ACUCELA INC.
STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended March 31,		Three Months Ended March 31,
	2013		2014
	Unaudited		Unaudited
	US$	JPY	US$	JPY
Revenues from collaborations	15,980	1,644,661	10,546	1,085,394
Expenses:
Research and development	8,128	836,533	7,970	820,272
General and administrative	2,132	219,425	2,361	242,994
Total expenses	10,260	1,055,958	10,331	1,063,266
Income from operations	5,720	588,703	215	22,128
Other income (expense), net:
Interest income	18	1,852	44	4,528
Interest expense	(30)	(3,087)	(13)	(1,337)
Other expense, net	(4)	(411)	(4)	(411)
Total other income (expense), net	(16)	(1,646)	27	2,780
Income before income tax	5,704	587,057	242	24,908
Income tax benefit (expense)	(1,993)	(205,119)	(188)	(19,348)
Net income	3,711	381,938	54	5,560
Net income attributable to participating securities	2,712	279,119	0	0
Net income attributable to common shareholders	999	102,819	54	5,560
Net income per share attributable to common shareholders
Basic	0.08	8	0.00	0
Diluted	0.08	8	0.00	0
Weighted average shares used to compute net income per share attributable to common shareholders:
Basic	11,944		23,799
Diluted	12,198		24,159
See accompanying notes to financial statements.

(3) Statements of Comprehensive (Loss) Income

ACUCELA INC.
STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(in thousands)

	Three Months Ended March 31,		Three Months Ended March 31,
	2013		2014
	Unaudited		Unaudited
	US$	JPY	US$	JPY
Net income	3,711	381,938	54	5,560

Other comprehensive (loss) income:
Net unrealized loss on securities, net of income tax of $58 and $0, respectively	(2)	(205)	(108)	(11,117)
Comprehensive (loss) income	3,709	381,733	(54)	(5,557)

See accompanying notes to financial statements.

(4) Statements of Stockholders Equity
ACUCELA INC.
STATEMENTS OF SHAREHOLDERS’ EQUITY
(in thousands)

	Convertible Preferred Stock								Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total
	Series A		Series B		Series C		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2012	2,734	2,051	17,900	13,387	11,807	12,771	11,910	3,192	1,965	–	(7,759)	25,607
		(211,088)		(1,377,790)		(1,314,391)		(328,519)	(202,237)	(–)	((798,556))	(2,635,469)
Stock-based compensation	–	–	–	–	–	–	–	–	667	–	–	667
		(–)		(–)		(–)		(–)	(68,648)	(–)	(–)	(68,648)
Tax benefit from stock-based compensation	–	–	–	–	–	–	–	–	96	–	–	96
		(–)		(–)		(–)		(–)	(9,880)	(–)	(–)	(9,880)
Common stock issued in connection with stock option exercises	–	–	–	–	–	–	30	6	–	–	–	6
		(–)		(–)		(–)		(617)	(–)	(–)	(–)	(617)
Common stock issued in connection with the restricted stock purchase agreement	–	–	–	–	–	–	31	456	–	–	–	456
		(–)		(–)		(–)		(46,933)	(–)	(–)	(–)	(46,933)
Net income	–	–	–	–	–	–	–	–	–	–	4,299	4,299
		(–)		(–)		(–)		(–)	(–)	(–)	(442,453)	(442,453)
Unrealized loss on marketable securities available for sale	–	–	–	–	–	–	–	–	–	(7)	–	(7)
		(–)		(–)		(–)		(–)	(–)	((720))	(–)	((720))
Balance at December 31, 2013	2,734	2,051	17,900	13,387	11,807	12,771	11,971	3,654	2,728	(7)	(3,460)	31,124
		(211,088)		(1,377,790)		(1,314,391)		(376,069)	(280,765)	((720))	((356,103))	(3,203,280)
Stock-based compensation	–	–	–	–	–	–	–	–	134	–	–	134
		(–)		(–)		(–)		(–)	(13,792)	(–)	(–)	(13,792)
Tax benefit from stock-based compensation	–	–	–	–	–	–	–	–	–	–	–	–
		(–)		(–)		(–)		(–)	(–)	(–)	(–)	(–)
Common stock issued in connection with stock option exercises	–	–	–	–	–	–	19	69	–	–	–	69
		(–)		(–)		(–)		(7,101)	(–)	(–)	(–)	(7,101)
Common stock issued in connection with conversion of preferred stocks upon IPO	(2,734)	(2,051)	(17,900)	(13,387)	(11,807)	(12,771)	10,814	28,209	–	–	–	–
		((211,088))		((1,377,790))		((1,314,391))		(2,903,269)	(–)	(–)	(–)	(–)
Common stock issued in connection with conversion of convertible bonds upon IPO	–	–	–	–	–	–	3,636	12,000	–	–	–	12,000
		(–)		(–)		(–)		(1,235,041)	(–)	(–)	(–)	(1,235,041)
Common stock issued in connection with IPO offering (net of IPO cost)	–	–	–	–	–	–	9,200	142,044	–	–	–	142,044
		(–)		(–)		(–)		(14,619,169)	(–)	(–)	(–)	(14,619,169)
Net income	–	–	–	–	–	–	–	–	–	–	54	54
		(–)		(–)		(–)		(–)	(–)	(–)	(5,560)	(5,560)
Unrealized loss on marketable securities available for sale	–	–	–	–	–	–	–	–	–	(108)	–	(108)
		(–)		(–)		(–)		(–)	(–)	((11,117))	(–)	((11,117))
Balance at March 31, 2014	–	–	–	–	–	–	35,640	185,976	2,862	(115)	(3,406)	185,317
		(–)		(–)		(–)		(19,140,649)	(294,557)	((11,837))	((350,543))	(19,072,826)
See accompanying notes to financial statements.

(5) Statements of Cash Flows

ACUCELA INC.
STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,		Three Months Ended March 31,
	2013		2014
	Unaudited		Unaudited
	US$	JPY	US$	JPY
Cash flows from operating activities
Net income	3,711	381,938	54	5,560
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	123	12,659	128	13,173
Stock-based compensation	172	17,702	134	13,791
Amortization of premium/discount on marketable securities	38	3,910	118	12,144
Deferred taxes	1,280	131,737	143	14,717
Changes in operating assets and liabilities:
Accounts receivable from collaborations	1,181	121,548	(4,991)	(513,673)
Prepaid expenses and other current assets	176	18,113	183	18,834
Accounts payable	785	80,792	560	57,635
Accrued liabilities	470	48,372	(1,289)	(132,663)
Accrued compensation	(1,264)	(130,090)	(2,058)	(211,809)
Deferred rent and lease incentives	(65)	(6,689)	(70)	(7,204)
Deferred revenue from collaborations	4,730	486,811	–	–
Other assets	1	102	5	514
Net cash provided by (used in) operating activities	11,338	1,166,905	(7,083)	(728,981)

Cash flows from investing activities
Purchases of marketable securities available for sale	(4,413)	(454,185)	(92,701)	(9,540,786)
Maturities of marketable securities available for sale	2,000	205,840	6,950	715,294
Additions to property and equipment	(327)	(33,654)	–	–
Net cash used in investing activities	(2,740)	(281,999)	(85,751)	(8,825,492)

Cash flows from financing activities
Proceeds from issuance of common stock	217	22,333	149,206	15,356,281
Payments for deferred offering costs	(247)	(25,421)	(1,545)	(159,011)
Excess tax benefit from stock-based compensation	123	12,659	–	–
Net cash provided by financing activities	93	9,571	147,661	15,197,270

Increase in cash and cash equivalents	8,691	894,477	54,827	5,642,797

Cash and cash equivalents – beginning of period	16,639	1,712,485	13,994	1,440,262
Cash and cash equivalents – end of period	25,330	2,606,962	68,821	7,083,057

Supplemental disclosure
Deferred offering costs	–	–	5,548	571,000
Conversion of convertible preferred stock upon IPO			28,209	2,903,270
Conversion of contingently convertible debt, related party, upon IPO			12,000	1,235,040
See accompanying notes to financial statements.

(6) Note regarding Assumption of Going Concern – None noted

(7) Note regarding Significant Changes in the Amount of Shareholders' Equity

Please see "Additional Information - Initial Public Offering" section in (8) Notes on the Financial Statements.

(8) Notes on the Financial Statements
(Note 1) Accounting Principles, Procedures and Presentation of the Financial Statements

The company prepares the financial statements in accordance with generally accepted accounting principle in the United States of America ("U.S. GAAP"). U.S. GAAP is codified in the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC"), which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities. Certain adjustments and reclassifications have been incorporated in the accompanying financial statements to present them in conformity with U.S. GAAP.
(Note 2) Significant Accounting Policies

Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.
Segments
We operate in one segment, pharmaceutical product development. All of our significant assets are located in the United States. During the three months ended March 31, 2014 and 2013, all of our revenue was generated in the United States.

(Note 3) Per Share Information

	FY 2013 Q1	FY2014 Q1
Numerator:
Net Income (US$ in thousands (JPY in thousands)	3,711 (381,938)	54 (5,560)
Net income attributable to participating securities (US$ in thousands (JPY in thousands)	2,712 (279,119)	0 (0)
Net income attributable to common shareholders (US$ in thousands (JPY in thousands)	999 (102,819)	54 (5,560)
Denominator:
Basic weighted average shares of common stock outstanding (shares)	11,943,934	23,798,593
Dilutive effect of exercise of stock options (shares)	254,242	360,242
Diluted weighted average shares of common stock outstanding (shares)	12,198,176	24,158,835
Basic net income per share (common stock) (US$ (JPY))	0.08 (8)	0.00 (0)
Diluted net income per share (common Stock) (US$ (JPY))	0.08 (8)	0.00 (0)

(Note 4) Significant Subsequent Events

No significant subsequent events noted as of the date of filing of this report.

Additional Information - Initial Public Offering

On February 13, 2014, we completed our initial public offering ("IPO") whereby 9,200,000 shares of common stock were sold to the public at a price of $17.72 (JPY 1,823) per share. We received aggregate proceeds of $142.0 million (JPY 14,614 million) from the initial public offering ("IPO"), net of underwriters’ discounts and commissions, and offering expenses. Upon the closing of the IPO, all shares of our outstanding convertible preferred stock automatically converted into 10,813,867 shares of common stock and $12.0 million (JPY 1,235 million) of outstanding principal underlying a convertible note that we issued to SBI Holdings, Inc. in May 2006, automatically converted into 3,636,365 shares of common stock.

(Note 5) Difference between US GAAP and Japanese GAAP

The financial statements of Acucela Inc. presented in this report conform with US GAAP. Such principles vary from the accounting principles generally accepted in Japan (“Japanese GAAP”). Significant differences between Japanese GAAP and US GAAP are summarized below. These differences are not necessarily the only differences and other differences may exist:

US GAAP	Japanese GAAP

Revenue Recognition
In the United States, in accordance with the authoritative accounting guideline (which summarizes the views of certain of the staff of the Securities and Exchange Commission (the "SEC")) publicized and amended by the SEC, revenue shall be recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery of products has occurred or services have been rendered; (3) the seller's price to the buyer is fixed or determinable; and (4) collectibility is reasonably assured. In addition, another authoritative accounting guideline on revenue recognition has been added to arrangements in which multiple products or services are provided; the amendment has been applicable to the Company prospectively, as from November 1, 2010.

In the United States, in October 2009, the FASB amended the guideline on revenue recognition with regard to multi-element arrangements. The guideline has eliminated the residual method of allocation with regard to revenue recognition and requires that if neither vendor-specific objective evidence (VSOE) nor third-party evidence (TPE) is available, management's best estimate of the selling price of each element in the relevant arrangement be used.

Furthermore, in April 2010, the FASB publicized guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions; the guidance was early adopted by the Company as of December 31, 2009.

Revenue Recognition
In Japan, the authoritative guidance states that revenues are recognized upon sale of goods or provision of services in accordance with the principle of realization. The authoritative guidance in Japan is not as prescriptive as US GAAP.

Marketable Securities
At each reporting period, the Company determines whether a decline in the value of marketable securities and investments is temporary, based on the criteria that include the duration and extent of the market decline, the financial position and business outlook of the issuer and the intent and ability of the Company to retain the marketable securities and investments for a sufficient period of time for anticipated recovery in fair value. If a decline in the value of marketable securities and investments is determined to be other than temporary, the difference between the book value and the fair value shall be recorded as an impairment charge in the statement of income.

Marketable Securities
For securities where there is a market price or rationally calculable value, the fair value after the significant drop should be used as the new book value, unless the fair value is expected to recover. The valuation differences are treated as loss for the accounting period.

Compensated Absences Under ASC Topic 710, Compensation - General 10-25, a liability for compensation for future absences is recorded if certain criteria are met.	Compensated Absences There is no requirement to record accruals for compensated absences under Japanese GAAP.

Stock Option
In the United States, stock-based compensation, including stock options, shall be accounted for in accordance with the guidance of ASC Topic 718, Compensation - Stock Compensation. The guidance, which requires the recognition of cost of all stock-based payment transactions on the financial statements, requires entities to determine fair value as a measuring object and apply a measurement method based on fair value in accounting for stock-based payment transactions.

Stock-based compensation classified as equity shall be accounted for with adjustment made to paid-in surplus and shall not be stated separately on the balance sheet.

Stock Option
In Japan, in accordance with the Accounting Standards Board of Japan (ASBJ) Accounting Standard - ASBJ Statement No. 8, Accounting Standard for Stock-based Payment, with regard to stock options granted on or after May 1, 2006, such compensation costs shall be recognized based on fair appraisal value thereof as of the grant date for the period from the grant date of the stock options to the date on which the stock options become exercisable, and the corresponding amount shall be recorded as a separate item in the "net assets section" of the balance sheet. With regard to stock options granted prior to May 1, 2006, no specified accounting standard exist and generally, no compensation cost is recognized. The stock acquisition right account would be reversed when the options are expired unused and reversal gain is recognized in earnings.

Research and Development
In the United States, in accordance with ASC 730 (previously, EITF 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services Received for Use in Future Research and Development Activities), nonrefundable advance payments for goods or services that will be used or rendered for future research and development activities shall be deferred, and shall be amortized for the period during which goods or services are used or rendered, based on the evaluation of their recoverability.

Research and Development In Japan, no such accounting treatment is required.

Fair Value
In the United States, ASC Topic 820, Fair Value Measurements and Disclosures defines fair value, provides a framework for fair value measurements and expands disclosures about fair value measurements. With regard to the definition of fair value, while the guidance under Topic 820 still uses the concept of a price for exchange, it expressly provides that the price is a price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants on the measurement date. ASC Topic 820 emphasizes that fair value is a market-based value and is not an entity-specific value. It also establishes a multi-level hierarchy of fair values as a framework for fair value measurements and requires expanded disclosures of assets and liabilities measured at fair value.

Fair Value
In Japan, there is no comprehensive accounting standard for fair value measurements. In the respective accounting standards for financial instruments and nonfinancial assets and liabilities, fair value is defined as a value based on a market price or if no market price is available, a reasonably assessed value.

Subsequent Event Disclosure
The scope is events or transactions that occur after the balance sheet date but before financial statements are issued or are available to be issued. Financial statements are considered available to be issued when they are complete in a form and format that complies with GAAP and all approvals necessary for issuance have been obtained.

Subsequent Event Disclosure
“Audit Treatment for Subsequent Events” defines subsequent events, which are within the scope of the financial statements audit, as events which occur after the balance sheet date and before the reporting date. Because it includes the definition, scope and treatment of subsequent events, it is used as a practical guide for accounting. In addition, it sets the rules for the events which occur after the reporting date and before the submission date of the annual security report.